UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2020

Eldorado Resorts, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-36629	46-3657681
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Liberty Street, Suite 1150 Reno, NV	89501
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (775) 328-0100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001, par value	ERI	NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Amendment to A&R Commitment Letter

On June 15, 2020, Eldorado Resorts, Inc. (“Eldorado”) entered into an amendment (the “Amendment to A&R Commitment Letter”) to its amended and restated commitment letter, dated as of July 19, 2019 (as amended, the “A&R Commitment Letter”), in order to amend the terms for Eldorado’s new credit agreement (the “New Credit Agreement”) to be entered into on the closing date of Eldorado’s acquisition of Caesars Entertainment Corporation (the “Merger”), in order to address the effects of the property closures resulting from the ongoing COVID-19 pandemic. The amended terms for the New Credit Agreement provide that the senior secured leverage ratio financial covenant for the benefit of the new revolving credit facility thereunder (the “New Revolving Credit Facility”) will be set at a ratio of 6.35 to 1.0, but such senior secured leverage ratio financial covenant will not be tested until the earlier of (a) the fiscal quarter ending September 30, 2021 and (b) the first fiscal quarter ending after Eldorado elects to terminate such covenant relief period, so long as during such covenant relief period Eldorado (x) complies with certain additional restrictions on permitted indebtedness, investments and restricted payments and (y) maintains minimum liquidity (calculated to include Eldorado’s unrestricted cash and Eldorado’s unused commitments under the New Revolving Credit Facility and the existing revolving credit facility (the “CRC Revolving Credit Facility”) under Caesars Resort Collection, LLC’s existing credit agreement) of $850.0 million.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment to A&R Commitment Letter, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Side Letter to A&R Commitment Letter

On June 15, 2020, Eldorado entered into a side letter (the “Side Letter”) to the A&R Commitment Letter with certain financial institutions party thereto, pursuant to which such financial institutions committed to provide (a) additional revolving credit facility commitments under the New Revolving Credit Facility upon the closing of the Merger in an aggregate principal amount equal to $185 million and (b) additional revolving credit facility commitments under the CRC Revolving Credit Facility in an aggregate principal amount equal to $25 million. Such additional revolving credit facility commitments are subject to (x) the same conditions applicable to the revolving credit facility commitments under the A&R Commitment Letter in respect of the New Revolving Credit Facility, (y) the consummation of an equity offering of at least 16 million shares of Eldorado’s stock and (z) the receipt of regulatory approvals.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Side Letter, a copy of which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Amendment to Existing ERI Credit Agreement

Eldorado is party to a credit agreement (the “Existing ERI Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto dated as of April 17, 2017, consisting of a term loan facility in an original principal amount of $1.45 billion and a $500.0 million revolving credit facility (the “Revolving Credit Facility”).

In light of the ongoing effects of the COVID-19 pandemic, Eldorado entered into an amendment (the “Amendment”) to the Existing ERI Credit Agreement on June 15, 2020 whereby the lenders under the Revolving Credit Facility under the Existing ERI Credit Agreement agreed that the financial covenants applicable to the Revolving Credit Facility under the Existing ERI Credit Agreement will not be tested until the earlier of (a) the fiscal quarter ending September 30, 2021 and (b) the first fiscal quarter ending after Eldorado elects to terminate such covenant relief period. In order to obtain such covenant relief, during the covenant relief period Eldorado is required to maintain a minimum liquidity level (calculated to include Eldorado’s unrestricted cash and unused commitments under the Revolving Credit Facility) of $200.0 million as well as comply with certain limitations on Eldorado’s ability to (i) make certain investments and acquisitions, (ii) incur additional debt and (iii) make restricted payments and prepayments on subordinated, junior lien or unsecured indebtedness.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.3 hereto and is incorporated herein by reference.

Amended and Restated GLPI Master Lease

On June 15, 2020, Tropicana Entertainment, Inc. (“Tenant”), a wholly-owned subsidiary of ERI, entered into an Amended and Restated Master Lease (the “GLPI Master Lease”) with GLP Capital, L.P. (“GLP Capital”), a wholly-owned subsidiary of Gaming and Leisure Properties, Inc. (“GLPI”), which, among other things, (a) amends and restates Tenant’s existing Master Lease with GLP Capital, (b) extends the initial term from 15 years to 20 years (through September 2038), with four 5-year renewals at Tenant’s option, (c) commencing October 1, 2020, removes the variable rent payable thereunder in exchange for an increase to the non-escalating portion of base rent thereunder to approximately $23.5 million, (d) amends the dates on which, and the amounts by which, the escalating portion of base rent thereunder escalates, (e) subject to the satisfaction of certain conditions, permits Tenant to elect to replace Tropicana Evansville and/or Tropicana Greenville under the GLPI Master Lease with one or more facilities owned by ERI and known as Eldorado Gaming Scioto Downs, The Row in Reno (consisting of Eldorado, Silver Legacy and Circus Circus), Isle Casino Racing at Pompano Park, Isle Casino Hotel Blackhawk, Lady Luck Casino Blackhawk, Isle Casino Hotel Waterloo, Isle Casino Hotel Bettendorf or Isle of Capri Casino Hotel Boonville, provided that the aggregate value of such property, individually or collectively, is at least equal to the value of Tropicana Evansville or Tropicana Greenville, as applicable, (f) permits Tenant to elect to sell its interest in Belle of Baton Rouge and sever it from the GLPI Master Lease, subject to the satisfaction of certain conditions and (g) provides certain relief under the operating, capital expenditure and financial covenants thereunder in the event of facility closures due to pandemics, governmental restrictions and certain other instances of unavoidable delay. The GLPI Master Lease provides that the effectiveness thereof is subject to the receipt of applicable gaming regulatory approvals, the provision of applicable gaming regulatory notices and the expiration of applicable gaming regulatory advance notice periods.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the GLPI Master Lease, a copy of which is filed as Exhibit 10.4 hereto and is incorporated herein by reference.

Item 8.01	Other Events.

Letter of Intent for Convention Center and Eastside Land

On June 15, 2020, Eldorado entered into a non-binding letter of intent with VICI Properties L.P. (“VICI”), a Delaware limited partnership, to (i) cause a new “unrestricted subsidiary” of Eldorado to borrow from VICI a new 5-year, $400 million mortgage loan (the “Convention Center Mortgage Loan”) and (ii) sell to VICI approximately 23 acres of land in the vicinity of, or adjacent to, The LINQ, Bally’s Paris and Planet Hollywood in Las Vegas, Nevada and commonly known as the Eastside Land (the “Eastside Land Sale”).

The Convention Center Mortgage Loan is anticipated to be secured by the real property, improvements and other assets constituting the Caesars Forum Convention Center, including the approximately 28 acres of land on which the Caesars Forum Convention Center was built. On the closing date of the Merger, the Caesars Forum Convention Center and related real property and other assets used therein and the Eastside Land are anticipated to be distributed by CRC or its applicable subsidiaries to a newly formed subsidiary of Eldorado. In connection with the closing of the Convention Center Mortgage Loan, Eldorado anticipates that it would designate its subsidiary that then owns the Caesars Forum Convention Center and such related real property and other assets as an “unrestricted subsidiary” under the applicable agreements governing the notes and the senior secured credit facilities of Eldorado. It is anticipated that a restricted subsidiary of Eldorado will substantially concurrently enter into a lease agreement with the borrower under the Convention Center Mortgage Loan permitting Eldorado and its restricted subsidiaries to operate the Caesars Forum Convention Center.

It is anticipated that the Eastside Land will be sold to VICI for approximately $4.5 million per acre. Eldorado anticipates retaining a revocable license to use the Eastside Land so long as Eldorado pays all operating costs for the Eastside Land. It is anticipated that VICI will be permitted to revoke the license at any time upon specified notice.

The Mortgage Loan and the Eastside Land Sale are expected to close concurrently and would be subject to customary closing conditions, including completion of due diligence, negotiation of definitive documents and receipt of regulatory approvals, and consummation of the merger. These transactions are expected to close in the third quarter of 2020.

Forward- Looking Statements

This filing includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. These statements can be identified by the use of forward-looking terminology such as “expects,” “believes,” “estimates,” “projects,” “intends,” “plans,” “seeks,” “may,” “will,” “should,” or “anticipates” or the negative or other variations of these or similar words, or by discussions of future events, strategies or risks and uncertainties. Specifically, forward looking statements include, but are not limited to, statements regarding: the impact of COVID-19 on our business and financial condition; projections of future results of operations or financial condition; our ability to consummate the acquisition of Caesars Entertainment Corporation (“Caesars”); the related real estate transactions with VICI (as defined above) and the disposition of MontBleu and our properties located in Shreveport, Kansas City and Vicksburg; expectations regarding our business and results of operations of our existing casino properties and prospects for future development; expectations regarding trends that will affect our market and the gaming industry generally and the impact of those trends on our business and results of operations; our ability to comply with the covenants in the agreements governing our outstanding indebtedness; our ability to meet our projected debt service obligations, operating expenses, and maintenance capital expenditures; expectations regarding availability of capital resources; our intention to pursue development opportunities, including the development of a mixed-use entertainment and hospitality destination expected to be located on unused land adjacent to the Pompano casino and racetrack, and additional acquisitions and divestitures; our ability to obtain financing for, and realize the anticipated benefits, of the acquisition of Caesars and future development and acquisition opportunities; and the impact of regulation on our business and our ability to receive and maintain necessary approvals for our existing properties and future projects and operation of online sportsbook, poker and gaming. Such statements are all subject to risks, uncertainties and changes in circumstances that could significantly affect the Company’s future financial results and business. Although we believe that our expectations are based on reasonable assumptions within the bounds of our knowledge of our business, there can be no assurance that actual results will not differ materially from our expectations. Meaningful factors that could cause actual results to differ from expectations include, but are not limited to, risks related to the following: (a) the extent and duration of the impact of the global COVID-19 pandemic on the Company’s business, financial results and liquidity; (b) the duration of closure of our properties, which we cannot predict at this time; (c) the impact and cost of new operating procedures expected to be implemented upon re-opening of the Company’s casinos; (d) the impact of actions we have undertaken to reduce costs and improve efficiencies to mitigate losses as a result of the COVID-19 pandemic, which could negatively impact guest loyalty and our ability to attract and retain our employees; (e) the impact of the COVID-19 pandemic and resulting unemployment and changes in general economic conditions on discretionary consumer spending and customer demand; (f) our substantial indebtedness and significant financial commitments, including our lease obligations, could adversely affect our results of operations and our ability to service such obligations, react to changes in our markets and pursue development and acquisition opportunities; (g) restrictions and limitations in agreements governing our debt could significantly affect our ability to operate our business and our liquidity; (h) risks relating to payment of a significant portion of our cash flow as debt service and rent under our lease obligations; (i) financial, operational, regulatory or other potential challenges that may arise as a result of leasing of a number of our properties from a single lessor; (j) our facilities operate in very competitive environments and we face increasing competition including through legalization of online betting and gaming; (k) uncertainty regarding legalization of betting and online gaming in the jurisdictions in which we operate and conditions applicable to obtaining the licenses required to enable our betting and online gaming partners to conduct betting and gaming activities; (l) the ability to identify suitable acquisition opportunities and realize growth and cost synergies from any future acquisitions; (m) future maintenance, development or expansion projects will be subject to significant development and construction risks; (n) our gaming operations are highly regulated by governmental authorities and the cost of complying or the impact of failing to comply with such regulations; (o) changes in gaming taxes and fees in jurisdictions in which we operate; (p) risks relating to pending claims or future claims that may be brought against us; (q) changes in interest rates and capital and credit markets; (r) our ability to comply with certain covenants in our debt documents and lease obligations; (s) the effect of disruptions to our information technology and other systems and infrastructure; (t) our ability to attract and retain customers; (u) weather or road conditions limiting access to our properties; (v) the effect of war, terrorist activity, acts of violence, natural disasters and other catastrophic events; (w) the intense competition to attract and retain management and key employees in the gaming industry; and (x) other factors included in “Risk Factors,” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, each as filed with the SEC. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements included in this filing. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this filing may not occur.

Item 9.01	Financial Statements and Exhibits.

The audited consolidated financial statements of Caesars as of December 31, 2019 and 2018 and for the years ended December 31, 2019, 2018 and 2017 are filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein. The unaudited condensed consolidated interim financial statements of Caesars as of March 31, 2020 and for the three months ended March 31, 2020 and 2019 are filed as Exhibit 99.2 to this Current Report on Form 8-K and incorporated by reference herein.

(d) Exhibits:

Exhibit No.	Description

10.1

Second Amendment to Amended and Restated Commitment Letter, dated as of June 15, 2020, by and among Eldorado Resorts, Inc., JPMorgan Chase Bank, N.A., Credit Suisse AG, Cayman Islands Branch, Credit Suisse Loan Funding LLC, Macquarie Capital Funding LLC, Macquarie Capital (USA) Inc., Bank of America, N.A., BofA Securities, Inc., Deutsche Bank Securities Inc., Deutsche Bank AG, New York Branch, Deutsche Bank AG Cayman Islands Branch, Goldman Sachs Bank USA, Truist Bank, SunTrust Robinson Humphrey, Inc., U.S. Bank National Association, KeyBank National Association, KeyBanc Capital Markets Inc., Fifth Third Bank and Citizens Bank, National Association.

10.2

Additional Revolving Commitment Side Letter, dated as of June 15, 2020, by and among Eldorado Resorts, Inc., JPMorgan Chase Bank, N.A., Credit Suisse AG, Cayman Islands Branch, Credit Suisse Loan Funding LLC, Deutsche Bank AG, New York Branch, Bank of America, N.A., Citizens Bank, National Association and Goldman Sachs Lending Partners LLC.

10.3

Amendment No. 4, dated as of June 15, 2020, by and among Eldorado Resorts, Inc., the guarantors party thereto, the lenders party thereto and JPMorgan Chase N.A., as administrative agent in connection with the Credit Agreement dated as of April 17, 2017.

10.4	Amended and Restated Master Lease, dated as of June 15, 2020, by and between Tropicana Entertainment, Inc. and GLP Capital L.P.

23.1	Consent of Deloitte & Touche LLP

99.1	Audited consolidated financial statements of Caesars Entertainment Corporation as of December 31, 2019 and 2018 and for the years ended December 31, 2019, 2018 and 2017

99.2	Unaudited consolidated condensed interim financial statements of Caesars Entertainment Corporation as of March 31, 2020 and for the three months ended March 31, 2020 and 2019

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELDORADO RESORTS, INC., a Nevada corporation

Date: June 15, 2020	By:	/s/ Thomas R. Reeg
	Name:	Thomas R. Reeg
	Title:	Chief Executive Officer